Exhibit 99.2

Priceline.com Reports 3rd Quarter 2003 Financial Results

Hotel service sells record 1.6 million room nights, grows 41% year over year

Rental car service sells record 1.1 million rental car days, grows 43% year over year

NORWALK, Conn., November 4, 2003 . . . Priceline.com® (Nasdaq: PCLN) today reported 3rd quarter 2003 net income of $9.7 million, or $0.24 per share, on revenues of $243.4 million.  Net income applicable to common stockholders was $0.21 per share inclusive of a non-cash preferred stock dividend of $1.2 million.  Priceline.com’s net income of $0.24 per share exceeded First Call analyst consensus of $0.21 per share and came in ahead of priceline.com’s previously announced target range of $0.20 to $0.22 per share.  Gross travel bookings, which refers to the total dollar value, inclusive of taxes and fees, of all travel products purchased by consumers, were $300.5 million for the 3rd quarter, up 9% compared to 3rd quarter 2002.

By comparison, in the 3rd quarter 2002, priceline.com had a net loss applicable to common stockholders of $24.3 million, or $0.64 per share, adjusted for priceline.com’s recent reverse stock split, on revenues of $240 million.  The 3rd quarter 2002 net loss included $24.2 million in non-cash impairment charges.  Gross travel bookings for the 3rd quarter 2002 were $275.3 million.

“Priceline.com achieved several product sales records in the 3rd quarter 2003 and recorded year-over-year increases in gross travel bookings, revenues, gross profit and earnings per share,” said Jeffery H. Boyd, priceline.com’s President and Chief Executive Officer.  “The company achieved solid bottom line results in the 3rd quarter as continued strong hotel and rental car results and expense control offset softening air results.”

Priceline.com reported that, during the 3rd quarter 2003 it sold a record 1.6 million hotel room nights, representing a 41 percent increase over the same period a year ago and a record 1.1 million rental car days, representing a 43 percent year-over-year increase.

Priceline.com’s gross profit for the 3rd quarter 2003 was $40.6 million, compared to $37.7 million a year ago.  Gross margin for the quarter was 16.7 percent, compared to 15.7 percent a year ago.  Priceline.com finished the 3rd quarter 2003 with a base of 18.7 million customers, which represents a growth of 22 percent over the last year.  The 3rd quarter 2003 also benefited from $1.6 million of other income, which was primarily composed of contribution from pricelinemortgage.

Priceline.com also reported that, in the 3rd quarter 2003, it successfully redesigned and began testing a new airline tickets service that gives customers a choice between naming their own price for a ticket and picking from a wide selection of flight times, airlines and low fares.  Regardless of the option the customer chooses, search results are delivered in real-time, making ticket purchases fast and easy.

Other product developments included:

•                  During the 3rd quarter, priceline.com expanded its U.S. hotel business to offer hotel rooms in Australia, Japan, South Korea, Indonesia, Malaysia and Taiwan.

•                  During the 3rd quarter, priceline.com began offering hotel rooms supplied by TravelWeb LLC through priceline.com’s Lowestfare.com retail travel service.  Travelweb is the hotel service jointly owned by Marriott, Hyatt, Hilton, Starwood, Intercontinental, priceline.com and Pegasus Systems.

•                  Priceline.com introduced an enhanced rental cars product with faster response times, improved user guidance, a new retail option and a best-price guarantee.  Under the guarantee, priceline.com will credit the difference if a customer finds a better published price for their rental car purchase.

Looking forward, Mr. Boyd said, “Third quarter results were negatively affected by weakening demand for airline tickets in September, which has continued in the 4th quarter.  With the deployment of our new airline ticket service, which was designed to address low bind rates and expand our addressable market, we expect 4th quarter results to be affected by a shift in the mix of our business, with more retail and fewer opaque tickets being sold.  We also intend to add an additional $3 million to our advertising budget across the 4th quarter and 1st quarter next year to support the relaunch of our airline ticket product.  October revenues were approximately $68 million, down six percent from year ago levels, and we expect monthly sequential decreases in revenues in November and December, consistent with normal seasonality and the ongoing shift in the mix of our business towards retail airline tickets in which revenue is reported on a net basis.  We are also projecting the following operational and financial metrics for the fourth quarter:

•                  Gross Bookings up by more than 10% year-over-year.

•                  Gross Margins between 17% - 17.5%.

•                  Opaque hotel room nights sold up 25% - 30% year-over-year.

•                  Rental car days sold up 35% - 45% year-over-year.

•                  GAAP earnings per share of $0.02 – $0.08 cents. (compared to a $0.20 loss in 4th quarter of 2002)

Mr. Boyd continued, “We believe the recent weakness in air demand is addressable.  After a nearly full year hiatus, we are beginning to advertise our airline product again and will continue that effort in the 1st quarter 2004.  Customer response to our new airline tickets service and its increased choice has been encouraging.  For example, while the sale of opaque airline tickets decreased approximately 15% on the new service versus pre-launch levels, retail tickets sold in the latter part of October increased approximately 125 percent versus pre-launch levels.  With continued growth in hotels and rental cars and the repositioning of our airline ticket service, we believe that priceline.com is positioned to sustain growth in gross bookings, gross profit and earnings per share into 2004.”

About priceline.com

Priceline.com offers products for sale in two categories: a travel service that offers leisure airline tickets, hotel rooms, rental cars, vacation packages and cruises; and a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee.  Priceline.com operates the retail travel Web sites Lowestfare.com and Rentalcars.com.  Priceline.com is part-owner of Travelweb LLC.  Priceline.com licenses its business model to independent licensees, including pricelinemortgage and certain international licensees.

###

For press information:  Brian Ek  203-299-8167  (brian.ek@priceline.com)

Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “may,” “will,” “should,” “could,” “expects,” “does not currently expect,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “projecting,” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements: adverse changes in general market conditions for leisure and other travel products as the result of, among other things, terrorist attacks; adverse changes in the Company’s relationships with airlines and other product and service providers including, without limitation, the withdrawal of suppliers from the priceline.com system; the bankruptcy or insolvency of another major domestic airline; the effects of increased competition; systems-related failures and/or security breaches; the Company’s ability to protect its intellectual property rights; losses by the Company and its licensees; final adjustments made in closing the quarter; legal and regulatory risks and the ability to attract and retain qualified personnel. For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

priceline.com Incorporated
CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30, 2003	December 31, 2002
ASSETS

Current assets:
Cash and cash equivalents	$115,302	$67,182
Restricted cash	20,750	18,248
Short-term investments	148,027	64,154
Accounts receivable, net of allowance for doubtful accounts of $1,111 and $1,262 at September 30, 2003 and December 31, 2002, respectively	18,809	13,636
Prepaid expenses and other current assets	6,737	6,348

Total current assets	309,625	169,568

Property and equipment, net	16,603	21,413
Intangible assets, net	3,687	1,174
Goodwill	9,534	10,517
Other assets	22,829	8,490

Total assets	$362,278	$211,162

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$38,467	$35,375
Accrued expenses	22,972	27,889
Other current liabilities	3,100	2,063
Total current liabilities	64,539	65,327

Long-term accrued expenses	545	715
Long-term debt	125,000	—
Total liabilities	190,084	66,042

SERIES B MANDATORILY REDEEMABLE PREFERRED STOCK	13,470	13,470

Stockholders’ equity
Common stock	306	1,884
Treasury stock	(338,410)	(338,410)
Additional paid-in capital	2,055,540	2,033,944
Deferred compensation	(1,514)	—
Accumulated deficit	(1,557,672)	(1,565,869)
Accumulated other comprehensive income	474	101
Total stockholders’ equity	158,724	131,650

Total liabilities and stockholders’ equity	$362,278	$211,162

priceline.com Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002

Merchant revenues	$240,584	$237,961	$676,135	$800,298
Agency revenues	1,895	160	4,376	589
Other revenues	962	1,843	2,983	5,418
Total revenues	243,441	239,964	683,494	806,305

Cost of merchant revenues	202,793	201,949	569,365	677,432
Cost of agency revenues	—	—	—	—
Cost of other revenues	—	274	—	991
Total costs of revenues	202,793	202,223	569,365	678,423

Gross profit	40,648	37,741	114,129	127,882

Operating expenses:
Advertising	10,284	11,649	32,156	34,653
Sales and marketing	7,242	7,667	21,895	27,389
Personnel	7,441	8,397	22,500	24,552
General and administrative, including option payroll taxes of $154 and $0 for the three months ended September 30, 2003 and 2002, respectively, and $256 and $120 for the nine months ended September 30, 2003 and 2002, respectively	3,212	3,247	8,775	10,111
Information technology	1,878	2,581	6,849	8,866
Depreciation and amortization	2,510	4,850	9,209	13,798
Stock based compensation	106	250	176	750
Special charge (reversal)	—	—	—	(200)
Restructuring charge (reversal)	(137)	(92)	(137)	(916)
Severance charge (reversal)	—	—	—	(55)
Impairment charge	—	24,229	—	24,229
Warrant costs	—	—	6,638	—

Total operating expenses	32,536	62,778	108,061	143,177

Operating income (loss)	8,112	(25,037)	6,068	(15,295)

Other income:
Interest income	596	677	1,539	2,269
Interest expense	(367)	(21)	(413)	(43)
Equity in income of investees, net	1,389	394	2,494	1,131
Other	—	164	—	165
Total other income	1,618	1,214	3,620	3,522

Net income (loss)	9,730	(23,823)	9,688	(11,773)
Preferred stock dividend	(1,194)	(490)	(1,491)	(2,344)

Net income (loss) applicable to common stockholders	$8,536	$(24,313)	$8,197	$(14,117)

Net income (loss) applicable to common stockholders per basic common share	$0.22	$(0.64)	$0.22	$(0.37)

Weighted average number of basic common shares outstanding (1)	38,044	37,879	37,726	38,025

Net income (loss) applicable to common stockholders per diluted common share	$0.21	$(0.64)	$0.21	$(0.37)

Weighted average number of diluted common shares outstanding (1)	39,812	37,879	38,883	38,025

(1)  Reflects one-for -six reverse stock split.

priceline.com Incorporated - 2003 THIRD QUARTER FINANCIAL DATA SUPPLEMENT

priceline.com Financials
Consolidated Statements of Operations
priceline.com Europe Ltd. Statement of Operations
Consolidated Balance Sheets

Gross Bookings
Offer and Customer Activity
Product Detail
Air
Hotels
Rental Cars

This supplement is unaudited and intended as a supplement to, and should be read in conjunction with, the Company’s audited financial statements and the notes thereto filed with the SEC on Form 10-K and unaudited quarterly financial statements filed with the SEC on Form 10-Q.  Certain data have been reclassified in order to conform historical information in a manner consistent with current presentation and has not been audited in this form.  Certain presentations within this supplement are not consistent with Generally Accepted Accounting Principles.

priceline.com Incorporated

Consolidated Statements of Operations

In thousands, except per share data

(Unaudited)

Income Statement Analysis	1Q02	2Q02	3Q02	4Q02	1Q03	2Q03	3Q03	3Q03 vs. 3Q02	9 months 2003	9 months 2002	9 mos. 2003 vs. 9 mos. 2002

Merchant revenues	$259,667	$302,670	$237,961	$195,814	$198,608	$236,943	$240,584	1%	$676,135	$800,298	-16%
Agency revenues	218	211	160	131	1,005	1,476	1,895	1084%	4,376	589	643%
Other revenues	2,000	1,575	1,843	1,356	874	1,147	962	-48%	2,983	5,418	-45%
Total revenues	261,885	304,456	239,964	197,301	200,487	239,566	243,441	1%	683,494	806,305	-15%

Cost of merchant revenues	219,511	255,972	201,949	166,710	167,500	199,072	202,793	0%	569,365	677,432	-16%
Cost of agency revenues	—	—	—	—	—	—	—	—	—	—	—
Cost of other revenues	381	336	274	107	—	—	—	-100%	—	991	-100%
Total costs of revenues	219,892	256,308	202,223	166,817	167,500	199,072	202,793	0%	569,365	678,423	-16%

Gross profit	$41,993	$48,148	$37,741	$30,484	$32,987	$40,494	$40,648	8%	$114,129	$127,882	-11%

Operating expenses:
Advertising	10,227	12,777	11,649	10,011	11,098	10,774	10,284	-12%	32,156	34,653	-7%
Sales and marketing	9,259	10,463	7,667	5,310	6,864	7,789	7,242	-6%	21,895	27,389	-20%
Personnel	7,721	8,434	8,397	7,493	7,512	7,547	7,441	-11%	22,500	24,552	-8%
General and administrative	3,208	3,536	3,247	3,187	2,819	2,642	3,058	-6%	8,519	9,991	-15%
Information technology	3,087	3,198	2,581	3,142	2,367	2,604	1,878	-27%	6,849	8,866	-23%
Depreciation and amortization	4,458	4,490	4,850	4,466	3,912	2,787	2,510	-48%	9,209	13,798	-33%
Option payroll taxes	104	16	—	—	—	102	154	—	256	120	113%
Stock based compensation	250	250	250	250	—	70	106	-58%	176	750	-77%
Special charge/(reversal)	—	(200)	—	—	—	—	—	—	—	(200)	-100%
Restructuring charge/(reversal)	(824)	—	(92)	4,654	—	—	(137)	49%	(137)	(916)	-85%
Severance charge/(reversal)	—	(55)	—	—	—	—	—	—	—	(55)	-100%
Impairment charge	—	—	24,229	—	—	—	—	-100%	—	24,229	—
Warrant costs	—	—	—	—	6,638	—	—	—	6,638	—	—

Total operating expenses	$37,490	$42,909	$62,778	$38,513	$41,210	$34,315	$32,536	-48%	$108,061	$143,177	-25%

Operating income (loss)	$4,503	$5,239	$(25,037)	$(8,029)	$(8,223)	$6,179	$8,112	NM	$6,068	$(15,295)	NM

Other income (expenses):
Interest income, net	782	788	656	617	492	405	229	-65%	1,126	2,226	-49%
Equity in income of investees, net	492	245	394	—	—	1,105	1,389	253%	2,494	1,131	121%
Other	(36)	37	164	1	—	—	—	-100%	—	165	-100%

Total other income	$1,238	$1,070	$1,214	$618	$492	$1,510	$1,618	33%	$3,620	$3,522	3%

Net income (loss)	$5,741	$6,309	$(23,823)	$(7,411)	$(7,731)	$7,689	$9,730	NM	$9,688	$(11,773)	NM

Preferred stock dividend	(1,854)	—	(490)	—	(297)	—	(1,194)	144%	(1,491)	(2,344)	-36%

Net income (loss) applicable to common stockholders	$3,887	$6,309	$(24,313)	$(7,411)	$(8,028)	$7,689	$8,536	NM	$8,197	$(14,117)	NM

Net income (loss) applicable to common stockholders per basic common share	$0.10	$0.16	$(0.64)	$(0.20)	$(0.21)	$0.20	$0.22	NM	$0.22	$(0.37)	NM

Net income (loss) applicable to common stockholders per diluted common share	$0.10	$0.16	$(0.64)	$(0.20)	$(0.21)	$0.20	$0.21	NM	$0.21	$(0.37)	NM

(1) Weighted average common shares:
Basic	37,917	38,280	37,879	37,452	37,477	37,635	38,044	0%	37,726	38,025	-1%
Diluted	39,995	39,917	37,879	37,452	37,477	39,284	39,812	5%	38,883	38,025	2%
Common shares outstanding, end of period	38,257	38,298	37,451	37,452	37,495	37,925	38,291	2%	38,291	37,451	2%

Gross margin	16.0%	15.8%	15.7%	15.5%	16.5%	16.9%	16.7%		16.7%	15.9%

(1) Reflects one-for-six reverse stock split.

priceline.com Europe Ltd.

Statements of Operations (1)

In thousands, except per share data

(Unaudited)

Income Statement Analysis	1Q02	2Q02	3Q02	4Q02	1Q03	2Q03	3Q03	3Q03 vs. 3Q02	9 months 2003	9 months 2002	9 mos. 2003 vs. 9 mos. 2002

Merchant revenues	$3,075	$3,180	$2,909	$1,894	$1,102	$957	$1,039	-64%	$3,098	$9,164	-66%
Agency revenues	1	—	—	—	39	35	42	—	116	1	11500%
Other revenues	14	—	—	—	—	—	—	—	—	14	-100%
Total revenues	3,090	3,180	2,909	1,894	1,141	992	1,081	-63%	3,214	9,179	-65%

Cost of merchant revenues	2,647	2,882	2,574	1,644	971	850	891	-65%	2,712	8,103	-67%
Cost of agency revenues	—	—	—	—	—	—	—	—	—	—	—
Cost of other revenues	—	—	—	—	—	—	—	—	—	—	—
Total costs of revenues	2,647	2,882	2,574	1,644	971	850	891	-65%	2,712	8,103	-67%

Gross profit	$443	$298	$335	$250	$170	$142	$190	-43%	$502	$1,076	-53%

Operating expenses:
Advertising	36	301	245	272	63	22	32	-87%	117	582	-80%
Sales and marketing	329	325	331	292	66	49	62	-81%	177	985	-82%
Personnel	634	326	591	280	81	23	50	-92%	154	1,551	-90%
General and administrative	540	572	794	845	626	621	799	1%	2,046	1,906	7%
Information technology	629	527	511	472	130	10	6	-99%	146	1,667	-91%
Depreciation and amortization	184	174	175	177	27	—	—	-100%	27	533	-95%
Restructuring charge	—	—	—	1,790	—	—	(137)	—	(137)	—	—

Total operating expenses	$2,352	$2,225	$2,647	$4,128	$993	$725	$812	-69%	$2,530	$7,224	-65%

Operating loss	$(1,909)	$(1,927)	$(2,312)	$(3,878)	$(823)	$(583)	$(622)	NM	$(2,028)	$(6,148)	NM

Other income:
Interest income	6	4	6	3	1	2	3	-50%	6	16	-63%
Other	—	—	1	—	—	—	—	-100%	—	1	—

Total other income	$6	$4	$7	$3	$1	$2	$3	NM	$6	$17	NM

Net loss	$(1,903)	$(1,923)	$(2,305)	$(3,875)	$(822)	$(581)	$(619)	NM	$(2,022)	$(6,131)	NM

Net loss per parent basic and diluted share	$(0.05)	$(0.05)	$(0.06)	$(0.10)	$(0.02)	$(0.02)	$(0.02)	NM	$(0.05)	$(0.16)	NM

(2) Weighted average common shares:
Basic	37,917	38,280	37,879	37,452	37,477	37,635	38,044	0%	37,726	38,025	-1%
Diluted	39,995	39,917	37,879	37,452	37,477	39,284	39,812	5%	38,883	38,025	2%

Gross margin	14.3%	9.4%	11.5%	13.2%	14.9%	14.3%	17.6%		15.6%	11.7%

(1) Does not include certain intercompany consolidation adjustments.

(2) Reflects one-for-six reverse stock split.

priceline.com Incorporated

Consolidated Balance Sheets

In thousands

(Unaudited)

	3/31/2002	6/30/2002	9/30/2002	12/31/2002	3/31/2003	6/30/2003	9/30/2003
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$92,051	$98,140	$66,857	$67,182	$52,560	$69,292	$115,302
Restricted cash	17,454	19,573	18,174	18,248	17,025	16,869	20,750
Short-term investments	68,327	62,458	67,478	64,154	70,194	62,992	148,027
Accounts receivable, net of allowance for doubtful accounts	20,218	21,977	16,654	13,636	16,106	23,565	18,809
Prepaid expenses and other current assets	10,544	8,640	9,068	6,348	6,243	8,158	6,737

Total current assets	208,594	210,788	178,231	169,568	162,128	180,876	309,625

PROPERTY AND EQUIPMENT, net	31,291	28,205	25,279	21,413	17,690	16,106	16,603
INTANGIBLE ASSETS, net	631	566	998	1,174	1,086	3,808	3,687
GOODWILL	22,535	22,535	10,517	10,517	10,517	10,517	9,534
OTHER ASSETS	19,100	20,040	8,793	8,490	16,837	17,699	22,829

TOTAL ASSETS	$282,151	$282,134	$223,818	$211,162	$208,258	$229,006	$362,278

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$62,177	$55,422	$40,972	$35,375	$36,020	$46,863	$38,467
Accrued expenses	31,750	32,318	25,861	27,889	24,983	23,296	22,972
Other current liabilities	5,050	4,954	3,495	2,063	2,833	2,134	3,100
Total current liabilities	98,977	92,694	70,328	65,327	63,836	72,293	64,539

Long-term accrued expenses	2,365	1,483	1,001	715	422	276	545
Long-term debt	—	—	—	—	—	—	125,000
Total liabilities	101,342	94,177	71,329	66,042	64,258	72,569	190,084

SERIES B MANDATORILY REDEEMABLE PREFERRED STOCK	13,470	13,470	13,470	13,470	13,470	13,470	13,470

STOCKHOLDERS’ EQUITY:
Common stock	1,880	1,882	1,884	1,884	1,886	303	306
Treasury stock	(326,633)	(326,633)	(338,410)	(338,410)	(338,410)	(338,410)	(338,410)
Additional paid-in capital	2,032,547	2,033,313	2,033,938	2,033,944	2,040,850	2,048,785	2,055,540
Deferred compensation	—	—	—	—	—	(1,619)	(1,514)
Accumulated deficit	(1,540,455)	(1,534,145)	(1,558,458)	(1,565,869)	(1,573,897)	(1,566,208)	(1,557,672)
Accumulated other comprehensive income	—	70	65	101	101	116	474
Total stockholders’ equity	167,339	174,487	139,019	131,650	130,530	142,967	158,724

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$282,151	$282,134	$223,818	$211,162	$208,258	$229,006	$362,278

priceline.com Incorporated

Gross Bookings

	1Q02	2Q02	3Q02	4Q02	1Q03	2Q03	3Q03	3Q03 vs. 3Q02

Merchant	$302,563,553	$351,038,533	$271,921,795	$218,100,177	$226,738,785	$267,038,521	$266,639,525	-2%

Agency	4,250,791	3,744,496	3,385,312	10,227,969	20,777,964	30,022,691	33,875,424	901%

Total	$306,814,344	$354,783,029	$275,307,107	$228,328,146	$247,516,749	$297,061,212	$300,514,949	9%

Gross Bookings represent the total dollar value of travel booked, inclusive of taxes and fees, through the priceline.com, lowestfare.com and rentalcars.com sites.

The information included above is for U.S. operations only.

priceline.com Incorporated

Offer and Customer Activity

	1Q02	2Q02	3Q02	4Q02	1Q03	2Q03	3Q03	3Q03 vs. 3Q02
Unique Offers:
New Customer Offers	874,792	964,464	825,026	759,465	749,009	902,013	920,014	12%
Repeat Customer Offers	1,530,745	1,819,872	1,707,494	1,496,970	1,488,906	1,842,387	1,989,675	17%
Total Unique Offers	2,405,537	2,784,336	2,532,520	2,256,435	2,237,915	2,744,400	2,909,689	15%

Repeat customer offers/	63.6%	65.4%	67.4%	66.3%	66.5%	67.1%	68.4%
total unique offers

Customers
New Customers	874,792	964,464	825,026	759,465	749,009	902,013	920,014	12%

Cumulative Customers	13,567,403	14,531,867	15,356,893	16,116,358	16,865,367	17,767,380	18,687,394	22%

The information included above is for U.S. operations, and includes merchant opaque transactions only.

priceline.com Incorporated

Air

	1Q02	2Q02	3Q02	4Q02	1Q03	2Q03	3Q03	3Q03 vs. 3Q02
Tickets Sold	866,643	921,201	643,659	468,926	439,270	446,143	371,620	-42%

Net Unique Offers	1,391,478	1,533,442	1,195,664	1,225,988	1,107,329	1,274,139	1,171,237	-2%
Offers Booked	580,555	619,590	441,406	341,244	302,306	303,668	260,102	-41%
Bind Rate	41.7%	40.4%	36.9%	27.8%	27.3%	23.8%	22.2%

bind rate = offers booked/net unique offers

The information included above is for U.S. operations, and includes merchant opaque transactions only.

priceline.com Incorporated

Hotels

	1Q02	2Q02	3Q02	4Q02	1Q03	2Q03	3Q03	3Q03 vs. 3Q02
Room Nights Sold	909,107	1,089,586	1,144,988	961,124	1,229,887	1,499,512	1,613,412	41%

Net Unique Offers	629,145	812,285	931,323	748,200	878,619	1,143,870	1,346,410	45%
Offers Booked	417,306	499,065	539,899	463,434	578,867	711,421	785,673	46%
Bind Rate	66.3%	61.4%	58.0%	61.9%	65.9%	62.2%	58.4%

bind rate = offers booked/net unique offers

The information included above is for U.S. operations, and includes merchant opaque transactions only.

priceline.com Incorporated

Rental Cars

	1Q02	2Q02	3Q02	4Q02	1Q03	2Q03	3Q03	3Q03 vs. 3Q02
Days Sold	738,021	793,616	741,167	555,465	635,676	827,809	1,061,753	43%

Net Unique Offers	303,611	335,059	302,554	244,278	251,967	326,391	392,042	30%
Offers Booked	139,776	148,483	143,593	110,482	127,147	163,150	208,490	45%
Bind Rate	46.0%	44.3%	47.5%	45.2%	50.5%	50.0%	53.2%

bind rate = offers booked/net unique offers

The information included above is for U.S. operations, and includes merchant opaque transactions only.